C E R T I F I C A T E



    This is to certify that by unanimous consent of the Board of Directors of Southern New England Telecommunications Corporation dated March 11, 1998, the following vote was adopted and, as of the date of this Certificate, has not been amended, modified or rescinded and is in full force and effect:

    "VOTED: That the Chief Executive Officer and the Chief Financial Officer are, or either one of them is, authorized to execute, personally or by attorney, in the name and on behalf of the Company, and to cause to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, in substantially the form submitted, but with such changes, additions and revisions as the officer executing the same shall approve, such approval to be conclusively evidenced by such execution and thereafter to execute personally, and to cause to be filed, any amendments or supplements to such report and to do any other acts and to execute and deliver any other documents necessary or advisable in connection with the foregoing."

    This Consent has the same force and effect as a vote in favor of such action at a regular constituted meeting of the Board of Directors of the Company called for such purpose.

                                           Attest:


                                           /s/ Paula M. Anderson
                                               Paula M. Anderson
                                               Assistant Secretary
New Haven, Connecticut
March 19, 1998